Exhibit 99(a)

Deloitte & Touche LLP
Suite 900
600 Renaissance Center
Detroit, MI 48243-1895
USA

Tel: + 313 396 3000
Fax: + 313 396 3618
www.deloitte.com

December 16, 2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Delphi Corporation’s (“Delphi”) Form 8-K dated December 13, 2005 and have the following comments:
1. We have no basis upon which to agree or disagree with the statements made in the first two sentences of the first paragraph, except that we agree that we submitted a proposal to serve as Delphi’s independent registered public accountant for 2006. On December 7, 2005 Delphi’s Chief Financial Officer informed us that Delphi’s Board of Directors had selected Ernst and Young.
2. We agree with the statements made in the third sentence of the first paragraph, the statements in the second, third, and fourth paragraphs, and in the first sentence of the fifth paragraph.
3. We have no basis upon which to agree or disagree with the statements made in the second sentence of the fifth paragraph and the statements made in the sixth paragraph.
Yours truly,
/s/ DELOITTE & TOUCHE LLP

Member of Deloitte Touche Tohmatsu